Exhibit 99.3

May 17, 2023

Alimera Sciences, Inc.

Re:	Support Agreement

Dear Ladies and Gentlemen:

The undersigned understands that Alimera Sciences, Inc., a Delaware corporation (“Company”), and certain investors, including the undersigned (the “Investors”), are entering into a Joinder and Amendment to Securities Purchase Agreement dated as of the date hereof (the “Amendment”), which amends that certain Securities Purchase Agreement dated as of March 24, 2023 (the “Securities Purchase Agreement”). All capitalized terms used in this letter agreement but not defined in this letter agreement shall have the meanings given such terms in the Securities Purchase Agreement, as amended. The undersigned is a stockholder of the Company and is entering into this letter agreement to induce the Company to enter into the Amendment and to consummate the transactions contemplated thereby.

The undersigned confirms that pursuant to its obligations under Section 4.15 of the Purchase Agreement, the undersigned, acting reasonably, will mutually agree with the Company with respect to amending the Company’s 2019 Omnibus Incentive Plan, or creating a new 2023 Omnibus Incentive Plan, including the size of such plans and a new option pool for employees. The undersigned further confirms that it understands the Company currently expects any such new or amended plan to provide for a 6% annual burn rate for two years. The undersigned hereby agrees to vote its shares of common stock of the Company in favor of such proposal to approve either a new or amended incentive plan by the Company at any meeting of stockholders of the Company called for such purpose (the “Incentive Plan Proposal”).

The undersigned shall (i) appear in person or by proxy at such meeting or otherwise cause the shares of common stock of the Company of which the undersigned is the direct record or beneficial owner as of the record date for such meeting (the “Owned Shares”) to be counted as present at such meeting for purposes of establishing a quorum and (ii) vote (or cause to be voted) the Owned Shares (A) in favor of the approval of the Incentive Plan Proposal and (B) against any other transaction, proposal or action that is intended, that would be reasonably likely, or the effect of which would be reasonably likely, to impede, interfere with or adversely affect the Incentive Plan Proposal or any part or aspect thereof.

This letter agreement shall terminate upon the completion of a stockholder meeting at which the Incentive Plan Proposal has been approved by the requisite stockholders of the Company.

This letter agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws principles that would otherwise apply thereunder.

[signature page follows]

Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

Very truly yours,

[REDACTED]

By: Caligan Partners LP
Its: investment manager

By:	/s/ David Johnson
	Name:	David Johnson
	Title:	Managing Member

[REDACTED]

By: Caligan Partners LP
Its: investment manager

By:	/s/ David Johnson
	Name:	David Johnson
	Title:	Managing Member

CALIGAN PARTNERS MASTER FUND LP

By: Caligan Partners LP
Its: investment manager

By:	/s/ David Johnson
	Name:	David Johnson
	Title:	Managing Member

[SIGNATURE PAGE TO SUPPORT LETTER]

[REDACTED]

By:	/s/ David Johnson
	Name:	David Johnson
	Title:	Managing Member of its General Partner

[REDACTED]

By: Caligan Partners LP
Its: investment manager

By:	/s/ David Johnson
	Name:	David Johnson
	Title:	Managing Member

Confirmed and agreed to as of

the date first above written:

Alimera Sciences, Inc.

/s/ Richard S. Eiswirth, Jr.
Name:	Richard S. Eiswirth, Jr.
Title:	Chief Executive Officer

[SIGNATURE PAGE TO SUPPORT LETTER]

Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

Very truly yours,

VELAN CAPITAL MASTER FUND LP

By: Velan Capital Holdings LLC
Its: General Partner

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

VELAN CAPITAL SPV I LLC

By: Velan Capital Holdings LLC
Its: Managing Member

By:	/s/ Adam Morgan
	Name:	Adam Morgan
	Title:	Managing Member

Confirmed and agreed to as of

the date first above written:

Alimera Sciences, Inc.

/s/ Richard S. Eiswirth, Jr.
Name:	Richard S. Eiswirth, Jr.
Title:	Chief Executive Officer

[SIGNATURE PAGE TO SUPPORT LETTER]